March 27, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Blow & Drive Interlock Corporation
File No. 000-55053

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated March 27, 2014 of Blow & Drive Interlock Corporation (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP